Exhibit 99.1
Entergy
639 Loyola Avenue
New Orleans, LA 70113
News
Release

Date:	November 3, 2021

For Release:	Immediately

Contact:	Neal Kirby (Media) (504) 576-4238 nkirby@entergy.com	Bill Abler (Investor Relations) (504) 576-3097 wabler@entergy.com

Entergy Reports Third Quarter Earnings
Company narrows 2021 guidance range, affirms and extends outlooks

NEW ORLEANS – Entergy Corporation (NYSE: ETR) reported third quarter 2021 earnings per share of $2.63 on an as-reported basis and earnings per share of $2.45 on an adjusted basis (non-GAAP).

“We delivered another strong quarter. With clear visibility into the remainder of the year and a strong base plan, we are narrowing our 2021 adjusted earnings per share guidance range and affirming our longer-term outlooks.” said Entergy Chairman and Chief Executive Officer Leo Denault. “Looking forward, we are working to accelerate resilience, expand renewables, and help our customers meet their sustainability objectives. These efforts and related load growth opportunities will extend and expand our customer-centered capital investment through the end of the decade and beyond.”

Business highlights included the following:
•Entergy narrowed its 2021 adjusted EPS guidance range to $5.90 to $6.10.
•The Arkansas Public Service Commission approved the West Memphis Solar project.
•Entergy Texas filed its application for approval of Orange County Advanced Power Station.
•Entergy Arkansas reached settlements on its annual FRP and Green Promise Tariff filings.
•Entergy New Orleans implemented new FRP rates.
•Entergy Texas filed a settlement on its 2020 storm cost filing.
•Entergy Texas submitted distribution and transmission cost recovery filings.
•Entergy’s Board of Directors declared a quarterly dividend of $1.01 per share, a six percent increase.

•Entergy was named as one of the nation’s top utilities in economic development by Site Selection magazine for the 14th consecutive year.
•The Center for Climate and Energy Solutions and the Climate Registry awarded Entergy with a 2021 Climate Leadership Award for Organizational Leadership, recognizing Entergy for its leadership in reducing carbon emissions and its 2030 and 2050 climate commitments.

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Table of Contents Page
News Release 1
Appendices 7
A: Consolidated Results and Adjustments 8
B: Earnings Variance Analysis 11
C: Utility Financial and Operating Measures 13
D: EWC Financial and Operating Measures 14
E: Consolidated Financial Measures 15
F: Definitions and Abbreviations and Acronyms 16
G: Other GAAP to Non-GAAP Reconciliations 19
Financial Statements 22

Consolidated Earnings (GAAP and Non-GAAP Measures)
Third Quarter and Year-to-Date 2021 vs. 2020 (See Appendix A for reconciliation of GAAP to non-GAAP measures and description of adjustments)
	Third Quarter			Year-to-Date
	2021	2020	Change	2021	2020	Change
(After-tax, $ in millions)
As-reported earnings	531	521	11	860	1,000	(141)
Less adjustments	37	30	7	(201)	4	(205)
Adjusted earnings (non-GAAP)	494	491	4	1,061	996	64
Estimated weather in billed sales	(2)	1	(3)	4	(53)	57

(After-tax, per share in $)
As-reported earnings	2.63	2.59	0.04	4.26	4.98	(0.72)
Less adjustments	0.18	0.15	0.03	(1.00)	0.02	(1.02)
Adjusted earnings (non-GAAP)	2.45	2.44	0.01	5.26	4.96	0.30
Estimated weather in billed sales	(0.01)	0.01	(0.02)	0.02	(0.26)	0.28

Calculations may differ due to rounding

Consolidated Results

For third quarter 2021, the company reported earnings of $531 million, or $2.63 per share, on an as-reported basis, and earnings of $494 million, or $2.45 per share, on an adjusted basis. This compared to third quarter 2020 earnings of $521 million, or $2.59 per share, on an as-reported basis, and earnings of $491 million, or $2.44 per share, on an adjusted basis.

Summary discussions by business follow. Additional details, including information on OCF by business, are provided in Appendix A. An analysis of quarterly and year-to-date variances by business is provided in Appendix B.

Business Segment Results

Utility

For third quarter 2021, the Utility business reported earnings attributable to Entergy Corporation of $570 million, or $2.82 per share, on an as-reported basis and $559 million, or $2.77 per share, on an adjusted basis. This compared to third quarter 2020 earnings of $552 million, or $2.74 per share, on both an as-reported and an adjusted basis. Drivers for the change in quarterly earnings included:
•the net effect of regulatory actions across the operating companies.

The driver was partially offset by:
•higher operating expenses including other O&M, taxes other than income taxes, and depreciation expense; and
•retail sales volume, including volume in the unbilled period, largely due to impacts of Hurricane Ida.

Appendix C contains additional details on Utility financial and operating measures.

Parent & Other

For third quarter 2021, Parent & Other reported a loss attributable to Entergy Corporation of $(65 million), or (32) cents per share, on both an as-reported and an adjusted basis. This compared to a third quarter 2020 loss of $(61 million), or (30) cents per share, on both an as-reported and an adjusted basis.

Entergy Wholesale Commodities

For third quarter 2021, EWC reported earnings attributable to Entergy Corporation of $26 million, or 13 cents per share, on an as-reported basis. This compared to third quarter 2020 earnings of $30 million, or 15 cents per share, on an as-reported basis. Drivers for the quarter included:
•lower operating expenses, including other O&M primarily due to the shutdown of Indian Point 3 and decommissioning expense primarily due to the sale of Indian Point.

The driver was partially offset by:
•lower revenue primarily due to the shutdown of Indian Point 3; and
•lower earnings on the decommissioning trusts due to the transfer of the trusts resulting from the sale of Indian Point.

Appendix D contains additional details on EWC financial and operating measures, including reconciliation for non-GAAP EWC adjusted EBITDA.

Earnings Per Share Guidance

Entergy narrowed its 2021 adjusted EPS guidance to a range of $5.90 to $6.10. See webcast presentation for additional details.

The company has provided 2021 earnings guidance with regard to the non-GAAP measure of Entergy adjusted EPS. This measure excludes from the corresponding GAAP financial measure the effect of adjustments as described below under “Non-GAAP Financial Measures.” The company has not provided a reconciliation of such non-GAAP guidance to guidance presented on a GAAP basis because it cannot predict and quantify with a reasonable degree of confidence all of the adjustments that may occur during the period. One such adjustment will be the exclusion of EWC earnings from Entergy adjusted EPS. We currently estimate that the contribution of EWC to Entergy’s as-reported EPS will be approximately $(0.80) in 2021. This estimate is subject to substantial uncertainty due to, among other things, the potential effects of exiting the EWC business.

Earnings Teleconference

A teleconference will be held at 10:00 a.m. Central Time on Wednesday, November 3, 2021, to discuss Entergy’s quarterly earnings announcement and the company’s financial performance. The teleconference may be accessed by visiting Entergy’s website at www.entergy.com or by dialing 844-309-6569, conference ID 8029888, no more than 15 minutes prior to the start of the call. The webcast presentation is also being posted to Entergy’s website concurrent with this news release. A replay of the teleconference will be available on Entergy’s website at www.entergy.com and by telephone. The telephone replay will be available through November 10, 2021, by dialing 855-859-2056, conference ID 8029888.

Entergy Corporation is an integrated energy company engaged in electric power production, transmission and retail distribution operations. Entergy delivers electricity to 3 million utility customers in Arkansas, Louisiana, Mississippi and Texas. Entergy owns and operates one of the cleanest large-scale U.S. power generating fleets with approximately 30,000 megawatts of electric generating capacity, including 7,000 megawatts of nuclear power. Headquartered in New Orleans, Louisiana, Entergy has annual revenues of $10 billion and approximately 12,500 employees.

Entergy Corporation’s common stock is listed on the New York Stock Exchange and NYSE Chicago under the symbol “ETR”.

Details regarding Entergy’s results of operations, regulatory proceedings, and other matters are available in this earnings release, a copy of which will be filed with the SEC, and the webcast presentation. Both documents are available on Entergy’s Investor Relations website at www.entergy.com/investor_relations.

Entergy maintains a web page as part of its Investor Relations website, entitled Regulatory and Other Information, which provides investors with key updates on certain regulatory proceedings and important milestones on the execution of its strategy. While some of this information may be considered material information, investors should not rely exclusively on this page for all relevant company information.

For definitions of certain operating measures, as well as GAAP and non-GAAP financial measures and abbreviations and acronyms used in the earnings release materials, see Appendix F.

Non-GAAP Financial Measures

This news release contains non-GAAP financial measures, which are generally numerical measures of a company’s performance, financial position, or cash flows that either exclude or include amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. Entergy has provided quantitative reconciliations within this news release of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

Entergy reports earnings using the non-GAAP measure of Entergy adjusted earnings, which excludes the effect of certain “adjustments,” including the removal of the Entergy Wholesale Commodities segment in light of the company’s decision to exit the merchant power business. Adjustments are unusual or non-recurring items or events or other items or events that management believes do not reflect the ongoing business of Entergy, such as the results of the EWC segment, significant tax items, and other items such as certain costs, expenses, or other specified items. In addition to reporting GAAP consolidated earnings on a per share basis, Entergy reports its adjusted earnings on a per share basis. These per share measures represent the applicable earnings amount divided by the diluted average number of common shares outstanding for the period.

Management uses the non-GAAP financial measures of adjusted earnings and adjusted earnings per share for, among other things, financial planning and analysis; reporting financial results to the board of directors, employees, stockholders, analysts, and investors; and internal evaluation of financial performance. Entergy believes that these non-GAAP financial measures provide useful information to investors in evaluating the ongoing results of Entergy’s business, comparing period to period results, and comparing Entergy’s financial performance to the financial performance of other companies in the utility sector.

Other non-GAAP measures, including adjusted EBITDA; adjusted ROE; adjusted ROE, excluding affiliate preferred; adjusted ROIC; gross liquidity; net liquidity; net liquidity, including storm escrows; debt to capital, excluding securitization debt; net debt to net capital, excluding securitization debt; parent debt to total debt, excluding securitization debt; FFO to debt, excluding securitization debt; and FFO to debt, excluding securitization debt, return of unprotected excess ADIT, and severance and retention payments associated with exit of EWC, are measures Entergy uses internally for management and board discussions and to gauge the overall strength of its business. Entergy believes the above data provides useful information to investors in evaluating Entergy’s ongoing financial results and flexibility, and assists investors in comparing Entergy’s credit and liquidity to the credit and liquidity of others in the utility sector. In addition, other financial measures including net income (or earnings) adjusted for preferred dividends and tax-effected interest expense and FFO are included on both an adjusted and an as-reported basis. In each case, the metrics defined as “adjusted” (other than EWC’s adjusted EBITDA) exclude the effect of adjustments as defined above. EWC’s adjusted EBITDA represents EWC’s earnings before interest, taxes, and depreciation and amortization, and also excludes decommissioning expense.

These non-GAAP financial measures reflect an additional way of viewing aspects of Entergy’s operations that, when viewed with Entergy’s GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting Entergy’s business. These non-GAAP financial measures should not be used to the exclusion of GAAP financial measures. Investors are strongly encouraged to review Entergy’s consolidated financial statements and publicly filed reports in their entirety and not to rely on any single financial measure. Although certain of these measures are intended to assist investors in comparing Entergy’s performance to other companies in the utility sector, non-GAAP financial measures are not standardized; therefore, it might not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

Cautionary Note Regarding Forward-Looking Statements

In this news release, and from time to time, Entergy Corporation makes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, among other things, statements regarding Entergy’s 2021 earnings guidance; its current financial and operational outlooks; and other statements of Entergy’s plans, beliefs, or expectations included in this news release. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this news release. Except to the extent required by the federal securities laws, Entergy undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Forward-looking statements are subject to a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied in such forward-looking statements, including (a) those factors discussed elsewhere in this news release and in Entergy’s most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q, and Entergy’s other reports and filings made under the Securities Exchange Act of 1934; (b) uncertainties associated with (1) rate proceedings, formula rate plans, and other cost recovery mechanisms, including the risk that costs may not be recoverable to the extent or on the timeline anticipated by the utilities and (2) implementation of the ratemaking effects of changes in law; (c) uncertainties associated with efforts to remediate the effects of major storms and recover related restoration costs; (d) risks associated with operating nuclear facilities, including plant relicensing, operating, and regulatory costs and risks; (e) changes in decommissioning trust fund values or earnings or in the timing or cost of decommissioning Entergy’s nuclear plant sites; (f) legislative and regulatory actions and risks and uncertainties associated with claims or litigation by or against Entergy and its subsidiaries; (g) risks and uncertainties associated with executing on business strategies, including strategic transactions that Entergy or its subsidiaries may undertake and the risk that any such transaction may not be completed as and when expected and the risk that the anticipated benefits of the transaction may not be realized; (h) effects of changes in federal, state, or local laws and regulations and other governmental actions or policies, including changes in monetary, fiscal, tax, environmental, or energy policies; (i) the effects of changes in commodity markets, capital markets, or economic conditions; (j) impacts from a terrorist attack, cybersecurity threats, data security breaches, or other attempts to disrupt Entergy’s business or operations, and/or other catastrophic events; (k) the direct and indirect impacts of the COVID-19 pandemic on Entergy and its customers; and (l) the effects of technological change, including the costs, pace of development and commercialization of new and emerging technologies.
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Third Quarter 2021 Earnings Release Appendices and Financial Statements

Appendices
A: Consolidated Results and Adjustments
B: Earnings Variance Analysis
C: Utility Financial and Operating Measures
D: EWC Financial and Operating Measures
E: Consolidated Financial Measures
F: Definitions and Abbreviations and Acronyms
G: Other GAAP to Non-GAAP Reconciliations

Financial Statements
Consolidating Balance Sheets
Consolidating Income Statements
Consolidated Cash Flow Statements

A: Consolidated Results and Adjustments
Appendix A-1 provides a comparative summary of consolidated earnings, including a reconciliation of as-reported earnings (GAAP) to adjusted earnings (non-GAAP).

Appendix A-1: Consolidated Earnings - Reconciliation of GAAP to Non-GAAP Measures Third Quarter and Year-to-Date 2021 vs. 2020 (See Appendix A-3 and Appendix A-4 for details on adjustments)
	Third Quarter			Year-to-Date
	2021	2020	Change	2021	2020	Change
(After-tax, $ in millions)
As-reported earnings (loss)
Utility	570	552	19	1,253	1,216	37
Parent & Other	(65)	(61)	(4)	(181)	(220)	39
EWC	26	30	(4)	(212)	4	(216)
Consolidated	531	521	11	860	1,000	(141)

Less adjustments
Utility	11	—	11	11	—	11
Parent & Other	—	—	—	—	—	—
EWC	26	30	(4)	(212)	4	(216)
Consolidated	37	30	7	(201)	4	(205)

Adjusted earnings (loss) (non-GAAP)
Utility	559	552	8	1,242	1,216	26
Parent & Other	(65)	(61)	(4)	(181)	(220)	39
EWC	—	—	—	—	—	—
Consolidated	494	491	4	1,061	996	64
Estimated weather in billed sales	(2)	1	(3)	4	(53)	57

Diluted average number of common shares outstanding (in millions)	202	201		202	201

(After-tax, per share in $) (a)
As-reported earnings (loss)
Utility	2.82	2.74	0.08	6.21	6.05	0.16
Parent & Other	(0.32)	(0.30)	(0.02)	(0.90)	(1.09)	0.19
EWC	0.13	0.15	(0.02)	(1.05)	0.02	(1.07)
Consolidated	2.63	2.59	0.04	4.26	4.98	(0.72)

Less adjustments
Utility	0.05	—	0.05	0.05	—	0.05
Parent & Other	—	—	—	—	—	—
EWC	0.13	0.15	(0.02)	(1.05)	0.02	(1.07)
Consolidated	0.18	0.15	0.03	(1.00)	0.02	(1.02)

Adjusted earnings (loss) (non-GAAP)
Utility	2.77	2.74	0.03	6.16	6.05	0.11
Parent & Other	(0.32)	(0.30)	(0.02)	(0.90)	(1.09)	0.19
EWC	—	—	—	—	—	—
Consolidated	2.45	2.44	0.01	5.26	4.96	0.30
Estimated weather in billed sales	(0.01)	0.01	(0.02)	0.02	(0.26)	0.28

Calculations may differ due to rounding

(a)Per share amounts are calculated by dividing the corresponding earnings (loss) by the diluted average number of common shares outstanding for the period.

See Appendix B for detailed earnings variance analysis.

Appendix A-2 provides a comparative summary of OCF, by business.

Appendix A-2: Consolidated Operating Cash Flow
Third Quarter and Year-to-Date 2021 vs. 2020
($ in millions)
	Third Quarter			Year-to-Date
	2021	2020	Change	2021	2020	Change
Utility	1,289	976	313	2,226	2,371	(145)
Parent & Other	(68)	(67)	(1)	(154)	(211)	58
EWC	43	13	31	(62)	211	(272)
Consolidated	1,264	922	343	2,011	2,370	(359)

Calculations may differ due to rounding

OCF increased quarter-over-quarter due primarily to higher collections from Utility customers, net of the timing of fuel and purchased power payments and cost recovery.

Appendix A-3 and Appendix A-4 list adjustments by business. Adjustments are included in as-reported earnings consistent with GAAP but are excluded from adjusted earnings. As a result, adjusted earnings is considered a non-GAAP measure.

Appendix A-3: Adjustments by Driver (shown as positive/(negative) impact on earnings or EPS)
Third Quarter and Year-to-Date 2021 vs. 2020
	Third Quarter			Year-to-Date
	2021	2020	Change	2021	2020	Change

(Pre-tax except for income taxes, preferred dividend requirements, and totals; $ in millions)
Utility
Gain on sale	15	—	15	15	—	15
Income tax effect on adjustment above	(4)	—	(4)	(4)	—	(4)
Total Utility	11	—	11	11	—	11

EWC
Income before income taxes	35	43	(8)	(258)	12	(270)
Income taxes	(9)	(12)	3	47	(6)	54
Preferred dividend requirements	(1)	(1)	—	(2)	(2)	—
Total EWC	26	30	(4)	(212)	4	(216)

Total adjustments	37	30	7	(201)	4	(205)

(After-tax, per share in $) (b)
Utility
Gain on sale	0.05	—	0.05	0.05	—	0.05
Total Utility	0.05	—	0.05	0.05	—	0.05

EWC
Total EWC	0.13	0.15	(0.02)	(1.05)	0.02	(1.07)

Total adjustments	0.18	0.15	0.03	(1.00)	0.02	(1.02)

Calculations may differ due to rounding

(b)Per share amounts are calculated by dividing the corresponding earnings (loss) by the diluted average number of common shares outstanding for the period.

Appendix A-4: Adjustments by Income Statement Line Item (shown as positive/(negative) impact on earnings)
Third Quarter and Year-to-Date 2021 vs. 2020
(Pre-tax except for income taxes, preferred dividend requirements, and totals; $ in millions)
	Third Quarter			Year-to-Date
	2021	2020	Change	2021	2020	Change
Utility
Other O&M	15	-	15	15	-	15
Income taxes	(4)	-	(4)	(4)	-	(4)
Total Utility	11	-	11	11	-	11

EWC
Operating revenues	162	214	(52)	559	747	(187)
Fuel and fuel-related expenses	(24)	(14)	(10)	(63)	(51)	(12)
Purchased power	(22)	(29)	7	(58)	(49)	(9)
Nuclear refueling outage expense	(11)	(11)	(1)	(34)	(35)	1
Other O&M	(51)	(114)	63	(233)	(385)	152
Asset write-off and impairments	-	(4)	5	(345)	(16)	(329)
Decommissioning expense	(14)	(51)	37	(106)	(152)	46
Taxes other than income taxes	(2)	(10)	8	(15)	(44)	30
Depreciation/amortization exp.	(9)	(21)	12	(36)	(81)	45
Other income (deductions)–other	9	87	(78)	84	97	(13)
Interest exp. and other charges	(3)	(5)	2	(11)	(17)	6
Income taxes	(9)	(12)	3	47	(6)	54
Preferred dividend requirements	(1)	(1)	-	(2)	(2)	-
Total EWC	26	30	(4)	(212)	4	(216)

Total adjustments	37	30	7	(201)	4	(205)

Calculations may differ due to rounding

B: Earnings Variance Analysis
Appendix B-1 and Appendix B-2 provide details of current quarter and year-to-date 2021 versus 2020 as-reported and adjusted earnings variance analysis for Utility, Parent & Other, and EWC.

Appendix B-1: As-Reported and Adjusted Earnings Variance Analysis (c), (d)
Third Quarter 2021 vs. 2020
(After-tax, per share in $)
	Utility			Parent & Other		EWC		Consolidated
	As-Reported	Adjusted		As-Reported	Adjusted	As- Reported		As- Reported	Adjusted
2020 earnings (loss)	2.74	2.74		(0.30)	(0.30)	0.15		2.59	2.44
Operating revenue less:	0.17	0.17	(e)	—	—	(0.22)	(f)	(0.05)	0.17
Fuel, fuel-related expenses and
gas purchased for resale,
Purchased power, and
Regulatory charges (credits)–net
Nuclear refueling outage expense	0.01	0.01		—	—	—		0.01	0.01
Other O&M	(0.04)	(0.09)	(g)	—	—	0.24	(h)	0.20	(0.09)
Asset write-offs and impairments	—	—		—	—	0.02		0.02	—
Decommissioning expense	(0.01)	(0.01)		—	—	0.15	(i)	0.14	(0.01)
Taxes other than income taxes	(0.07)	(0.07)	(j)	—	—	0.03		(0.04)	(0.07)
Depreciation/amortization exp.	(0.12)	(0.12)	(k)	—	—	0.05	(l)	(0.07)	(0.12)
Other income (deductions)–other	0.22	0.22	(m)	—	—	(0.31)	(n)	(0.09)	0.22
Interest exp. and other charges	(0.03)	(0.03)		(0.03)	(0.03)	0.01		(0.05)	(0.06)
Income taxes–other	(0.04)	(0.04)		0.01	0.01	0.01		(0.02)	(0.03)
Preferred dividend requirements	—	—		—	—	—		—	—
Share effect	(0.01)	(0.01)		—	—	—		(0.01)	(0.01)
2021 earnings (loss)	2.82	2.77		(0.32)	(0.32)	0.13		2.63	2.45

h

Appendix B-2: As-Reported and Adjusted Earnings Variance Analysis (c), (d)
Year-to-date 2021 vs. 2020
(After-tax, per share in $)
	Utility			Parent & Other		EWC		Consolidated
	As-Reported	Adjusted		As-Reported	Adjusted	As- Reported		As- Reported	Adjusted
2020 earnings (loss)	6.05	6.05		(1.09)	(1.09)	0.02		4.98	4.96
Operating revenue less: Fuel, fuel-related expenses and gas purchased for resale, Purchased power, and Regulatory charges (credits)–net	1.60	1.60	(e)	—	—	(0.82)	(f)	0.78	1.60
Nuclear refueling outage expense	0.03	0.03		—	—	—		0.03	0.03
Other O&M	(0.56)	(0.61)	(g)	—	—	0.60	(h)	0.04	(0.61)
Asset write-offs and impairments	—	—		—	—	(1.29)	(o)	(1.29)	—
Decommissioning expense	(0.03)	(0.03)		—	—	0.18	(i)	0.15	(0.03)
Taxes other than income taxes	(0.09)	(0.09)	(j)	—	—	0.12	(p)	0.03	(0.09)
Depreciation/amortization exp.	(0.36)	(0.36)	(k)	—	—	0.18	(l)	(0.18)	(0.36)
Other income (deductions)–other	0.17	0.17	(m)	0.04	0.04	(0.05)	(n)	0.16	0.21
Interest exp. and other charges	(0.12)	(0.12)	(q)	(0.02)	(0.02)	0.02		(0.12)	(0.14)

Income taxes–other	(0.46)	(0.46)	(r)	0.17	0.17	(s)	(0.01)	(0.30)	(0.29)
Preferred dividend requirements	—	—		—	—		—	—	—
Share effect	(0.02)	(0.02)		—	—		—	(0.02)	(0.02)
2021 earnings (loss)	6.21	6.16		(0.90)	(0.90)		(1.05)	4.26	5.26

Calculations may differ due to rounding

(c)Utility operating revenue / regulatory charges (credits)–net and Utility income taxes–other exclude $17 million in third quarter 2021 and $16 million in third quarter 2020 for the return of unprotected excess ADIT to customers (net effect is neutral to earnings). On a year-to-date basis, Utility operating revenue / regulatory charges (credits)–net and Utility income taxes–other exclude $72 million in 2021 and $61 million in 2020 for the return of unprotected excess ADIT to customers (net effect is neutral to earnings).
(d)EPS effect is calculated by multiplying the pre-tax amount by the estimated income tax rate that is expected to apply and dividing by diluted average number of common shares outstanding for the prior period; income taxes–other represents income tax differences other than the tax effect of individual line items.

Utility as-reported operating revenue less fuel, fuel-related expenses and gas purchased for resale; purchased power; and regulatory charges (credits) variance analysis 2021 vs. 2020 ($ EPS)
	3Q	YTD
Volume/weather	(0.09)	0.31
Retail electric price	0.38	0.86
MSS-4 ROE reserve adjustment	0.02	0.07
Reg. provision for decommissioning	(0.25)	(0.32)
Lower capacity cost not offset in fuel recovery	0.07	0.15
Reg. provision for E-AR FRP (2019 netting adj.)	—	0.16
Reg. liability for tax sharing	—	0.10
Reg. credit for E-MS	—	0.07
Other, including Grand Gulf recovery	0.04	0.20
Total	0.17	1.60

(e)The third quarter and year-to-date earnings increases were driven by regulatory actions including E-LA’s FRP; E-TX’s GCRR, TCRF, and DCRF; E-NO’s NOPS recovery; and E-MS’s FRP. The variances also reflected a few other items: regulatory charges (credits)–net for the difference between decommissioning expenses and decommissioning trust earnings plus decommissioning costs collected in revenue (largely earnings neutral, offset in Utility other income (deductions)–other; a reserve adjustment for the FERC MSS-4 ROE decision; and higher Grand Gulf revenue. For the quarter, retail sales volume including volume in the unbilled period partially offset the increase. Volume for the year-to-date period contributed to the increase. The year-to-date variance also reflected recovery of LCPS, the reversal of a regulatory provision for E-AR’s 2019 netting adjustment, a regulatory credit for E-MS (primarily for its 2020 lookback evaluation), and a first quarter 2020 regulatory liability for tax sharing with E-LA customers (partially offsets the Hurricane Isaac Act 55 income tax item discussed in footnote r).
(f)The third quarter and year-to-date earnings decreases were due largely to lower revenues from the shutdown of Indian Point 3 in April 2021. The year-to-date decrease also reflected the shutdown of Indian Point 2 in April 2020.
(g)The third quarter and year-to-date earnings decreases from higher Utility other O&M reflected higher distribution operations expenses primarily due to contractor and reliability costs; higher non-nuclear generation expenses due partly to materials and supplies, contractor spending, and expenses associated with new plants placed in service; and higher benefits costs. These items were partially offset by a $15 million pre-tax gain on the sale of an asset (considered an adjustment and excluded from adjusted earnings). The year-to-date decrease also reflected higher scope of work performed during non-nuclear plant outages, higher nuclear generation expenses, lower nuclear insurance refunds, higher MISO expenses, and higher contract costs related to new customer initiatives.
(h)The third quarter and year-to-date earnings increases from lower EWC other O&M were due largely to the shutdown of Indian Point 3 in April 2021 and lower severance and retention costs. The year-to-date increase also reflected the shutdown of Indian Point 2 in April 2020.
(i)The third quarter and year-to-date earnings increases from lower EWC decommissioning expense were due to the sale of Indian Point in May 2021.

(j)The third quarter and year-to-date earnings decreases from higher Utility taxes other than income taxes were due to higher franchise taxes and higher ad valorem taxes.
(k)The third quarter and year-to-date earnings decreases from higher Utility depreciation expense were due primarily to higher plant in service, including MCPS. The year-to-date decrease also reflected LCPS.
(l)The third quarter and year-to-date earnings increases from lower EWC depreciation expense were due primarily to the shutdown of Indian Point 3 in April 2021. The year-to-date variance also reflected the Indian Point 2 shutdown in April 2020.
(m)The third quarter and year-to-date earnings increases from higher Utility other income (deductions)–other were due largely to differences in decommissioning trust fund returns (based on regulatory treatment, decommissioning-related variances are largely earnings neutral). The year-to-date increase was partially offset by lower AFUDC as a result of higher construction work in progress in 2020.
(n)The third quarter and year-to-date earnings decrease from lower EWC other income (deductions)–other were due largely to lower gains on decommissioning trust fund investments, including the absence of earnings from nuclear decommissioning trust funds that were transferred in the sale of Indian Point. In the year-to-date period, the decrease was partially offset by lower non-service pension costs.
(o)The year-to-date earnings decrease from higher EWC asset write-offs and impairments was due primarily to a $340 million ($268 million net-of-tax) loss which resulted from the sale of Indian Point in May 2021.
(p)The year-to-date earnings increase from lower EWC taxes other than income taxes was due primarily to the shutdown of Indian Point 2 in April 2020 and Indian Point 3 in April 2021.
(q)The year-to-date earnings decrease from higher Utility interest expense was due primarily to higher debt balances at E-LA and E-MS, as well as lower AFUDC as a result of higher construction work in progress in 2020.
(r)The year-to-date earnings decrease from Utility income taxes–other primarily relates to two first quarter 2020 items. First, a $55 million tax benefit was recorded in first quarter 2020 as a result of an IRS settlement related to Act 55 financing of Hurricane Isaac costs (partly offset by customer sharing, discussed in footnote e); and second, an annual tax accrual related to stock-based compensation resulted in a $22 million income tax benefit in first quarter 2020.
(s)The year-to-date earnings increase from Parent & Other income taxes–other reflected a reversal of a $9 million valuation allowance related to the interest expense limitation in second quarter 2021. The year-to-date increase also reflected $23 million of income tax expense recorded in first quarter 2020 as a result of the IRS settlement related to the Hurricane Isaac Act 55 financing (discussed in footnote r).

C: Utility Financial and Operating Measures
Appendix C provides comparative summaries of Utility operating and financial measures.

Appendix C: Utility Operating and Financial Measures
Third Quarter and Year-to-Date 2021 vs. 2020
	Third Quarter				Year-to-Date
	2021	2020	% Change	% Weather Adjusted (t)	2021	2020	% Change	% Weather Adjusted (t)
GWh billed
Residential	11,218	11,634	(3.6)	(2.9)	28,178	27,519	2.4	(1.3)
Commercial	7,795	7,791	0.1	0.5	20,299	20,106	1.0	0.8
Governmental	660	660	—	0.5	1,841	1,826	0.8	1.7
Industrial	13,187	11,994	9.9	9.9	37,335	35,655	4.7	4.7
Total retail sales	32,860	32,079	2.4	2.8	87,653	85,106	3.0	1.7
Wholesale	4,350	4,881	(10.9)		13,365	11,109	20.3
Total sales	37,210	36,960	0.7		101,018	96,215	5.0

Number of electric retail customers
Residential					2,548,865	2,530,150	0.7
Commercial					365,364	361,401	1.1
Governmental					17,922	17,653	1.5
Industrial					50,579	48,651	4.0
Total retail customers					2,982,730	2,957,855	0.8

Other O&M and refueling outage expense per MWh	$18.17	$18.02	0.8		$20.14	$19.66	2.4

Calculations may differ due to rounding
(t)The effects of weather were estimated using heating degree days and cooling degree days for the billing cycles from certain locations within each jurisdiction and comparing to “normal” weather based on 20-year historical data. The models used to estimate weather are updated periodically and are subject to change.

On a weather-adjusted basis, billed retail sales increased 2.8 percent. Third quarter 2021 sales were impacted by Hurricane Ida while third quarter 2020 sales were affected by Hurricane Laura; the estimated net impact for the quarter was approximately (1.0) percent. The impact that the COVID-19 pandemic had on the prior year also contributed to the variance. Industrial billed sales were 9.9 percent higher than third quarter 2020. The increase in industrial usage was primarily due to an increase in demand from expansion projects, primarily in the transportation, metals, and chemicals industries, an increase in demand from existing customers, primarily in the gases and chemicals industries as a result of temporary plant shutdowns and operational issues, and an increase in demand from mid-to-small and cogeneration customers. Residential billed sales decreased (2.9) percent and commercial billed sales increased 0.5 percent.

D: EWC Financial and Operating Measures
Appendix D-1 provides a comparative summary of EWC adjusted EBITDA (non-GAAP).

Appendix D-1: EWC Adjusted EBITDA - Reconciliation of GAAP to Non-GAAP Measures
Third Quarter and Year-to-Date 2021 vs. 2020
($ in millions)	Third Quarter			Year-to-Date
	2021	2020	Change	2021	2020	Change
Net income (loss)	26	31	(5)	(210)	6	(216)
Add back: interest expense	3	5	(2)	11	17	(6)
Add back: income taxes	9	12	(3)	(47)	6	(54)
Add back: depreciation and amortization	9	21	(12)	36	81	(45)
Subtract: interest and investment income	3	95	(92)	100	130	(30)
Add back: decommissioning expense	14	51	(37)	106	152	(46)
Adjusted EBITDA (non-GAAP)	57	24	33	(205)	132	(337)

Calculations may differ due to rounding

Appendix D-2 provides a comparative summary of EWC operating and financial measures.

Appendix D-2: EWC Operating and Financial Measures
Third Quarter and Year-to-Date 2021 vs. 2020
	Third Quarter			Year-to-Date
	2021	2020	% Change	2021	2020	% Change
Owned capacity (MW) (u)	1,205	2,246	(46.3)	1,205	2,246	(46.3)
GWh billed	2,166	4,332	(50.0)	9,265	16,047	(42.3)

EWC Nuclear Fleet
Capacity factor	97%	83%	16.9	97%	94%	3.2
GWh billed	1,702	3,943	(56.8)	8,046	14,782	(45.6)
Production cost per MWh	$28.91	$21.85	32.3	$23.32	$18.24	27.9
Average energy/capacity revenue per MWh	$69.35	$49.71	39.5	$54.79	$45.23	21.1
Refueling outage days
Palisades	—	32		—	32

Calculations may differ due to rounding
(u)2021 is lower due to the shutdown of IP3 (1,041MW) on April 30, 2021.

See the appendix in the webcast presentation for EWC hedging and price disclosures.

E: Consolidated Financial Measures
Appendix E provides comparative financial measures. Financial measures in this table include those calculated and presented in accordance with GAAP, as well as those that are considered non-GAAP financial measures.

Appendix E: GAAP and Non-GAAP Financial Measures
Third Quarter 2021 vs. 2020 (See Appendix G for reconciliation of GAAP to non-GAAP financial measures)

For 12 months ending September 30	2021	2020	Change
GAAP Measures
As-reported ROIC	5.3%	6.3%	(1.0)%
As-reported ROE	11.3%	13.3%	(2.0)%

Non-GAAP Financial Measures
Adjusted ROIC	5.2%	5.4%	(0.2)%
Adjusted ROE	10.9%	10.9%	—%

As of September 30 ($ in millions, except where noted)	2021	2020	Change
GAAP Measures
Cash and cash equivalents	1,000	1,240	(240)
Available revolver capacity	3,925	4,125	(199)
Commercial paper	1,006	1,398	(392)
Total debt	25,695	22,127	3,568
Securitization debt	90	209	(120)
Debt to capital	69.1%	66.7%	2.3%
Off-balance sheet liabilities:
Debt of joint ventures – Entergy’s share	9	49	(39)
Total off-balance sheet liabilities	9	49	(39)

Storm escrow balances	33	373	(340)

Non-GAAP Financial Measures ($ in millions, except where noted)
Debt to capital, excluding securitization debt	69.0%	66.5%	2.5%
Net debt to net capital, excluding securitization debt	68.1%	65.2%	2.9%
Gross liquidity	4,925	5,364	(439)
Net liquidity	3,919	3,966	(47)
Net liquidity, including storm escrow balances	3,952	4,339	(387)
Parent debt to total debt, excluding securitization debt	23.4%	22.4%	1.0%
FFO to debt, excluding securitization debt	8.3%	11.8%	(3.5)%
FFO to debt, excluding securitization debt, return of unprotected excess ADIT, and severance and retention payments associated with exit of EWC	9.2%	12.5%	(3.3)%

Calculations may differ due to rounding

F: Definitions and Abbreviations and Acronyms
Appendix F-1 provides definitions of certain operating measures, as well as GAAP and non-GAAP financial measures.

Appendix F-1: Definitions
Utility Financial and Operating Measures
GWh billed	Total number of GWh billed to retail and wholesale customers
Number of electric retail customers	Average number of electric customers over the period
Other O&M and refueling outage expense per MWh	Other operation and maintenance expense plus nuclear refueling outage expense per MWh of billed sales

EWC Financial and Operating Measures
Adjusted EBITDA (non-GAAP)	Earnings before interest, income taxes, and depreciation and amortization, and excluding decommissioning expense
Average revenue per MWh on contracted volumes
Revenue on a per unit basis at which generation output reflected in contracts is expected to be sold to third parties (including offsetting positions) at the minimum contract prices and at forward market prices at a point in time, given existing contract or option exercise prices based on expected dispatch or capacity, excluding the revenue associated with the amortization of the below-market PPA for Palisades (revenue will fluctuate due to factors including positive or negative basis differentials and other risk management costs)

Average revenue under contract per kW-month (applies to capacity contracts only)	Revenue on a per unit basis at which capacity is expected to be sold to third parties, given existing contract prices and/or auction awards
Bundled capacity and energy contracts	A contract for the sale of installed capacity and related energy, priced per MWh sold
Capacity factor	Normalized percentage of the period that the nuclear plants generate power
Expected sold and market total revenue per MWh
Total energy and capacity revenue on a per unit basis at which total planned generation output and capacity is expected to be sold given contract terms and market prices at a point in time, including positive or negative basis differentials and other risk management costs, divided by total planned MWh of generation, excluding the revenue associated with the amortization of the Palisades below-market PPA

GWh billed	Total number of GWh billed to customers and financially-settled instruments
Owned capacity (MW)	Installed capacity owned by EWC
Percent of capacity sold forward	Percent of planned qualified capacity sold to mitigate price uncertainty under physical or financial transactions
Percent of planned generation under contract (unit contingent)	Percent of planned generation output sold under unit-contingent contracts
Planned net MW in operation (average)	Average installed nuclear capacity to generate power and/or sell capacity, reflecting the shutdown of Palisades (May 31, 2022)
Planned TWh of generation	Amount of output expected to be generated by EWC nuclear resources considering plant operating characteristics, reflecting the shutdown of Palisades (May 31, 2022)
Production cost per MWh	Fuel and other O&M expenses according to accounting standards that directly relate to the production of electricity per MWh (based on net generation)

Appendix F-1: Definitions (continued
EWC Financial and Operating Measures (continued)
Unit contingent
Transaction under which power is supplied from a specific generation asset; if the asset is in operational outage, seller is generally not liable to buyer for any damages, unless the contract specifies certain conditions such as an availability guarantee

Financial Measures – GAAP
As-reported ROE	12-months rolling net income attributable to Entergy Corporation divided by avg. common equity
As-reported ROIC	12-months rolling net income attributable to Entergy Corporation adjusted for preferred dividends and tax-effected interest expense divided by average invested capital
Debt of joint ventures – Entergy’s share	Entergy’s share of debt issued by business joint ventures at EWC
Debt to capital	Total debt divided by total capitalization
Available revolver capacity	Amount of undrawn capacity remaining on corporate and subsidiary revolvers
Securitization debt	Debt on the balance sheet associated with securitization bonds that is secured by certain future customer collections
Total debt	Sum of short-term and long-term debt, notes payable and commercial paper, and finance leases on the balance sheet
Financial Measures – Non-GAAP
Adjusted EPS	As-reported EPS excluding adjustments
Adjusted ROE	12-months rolling adjusted net income attributable to Entergy Corporation divided by average common equity
Adjusted ROIC	12-months rolling adjusted net income attributable to Entergy Corporation adjusted for preferred dividends and tax-effected interest expense divided by average invested capital
Adjustments
Unusual or non-recurring items or events or other items or events that management believes do not reflect the ongoing business of Entergy, such as the results of the EWC segment, significant tax items, and other items such as certain costs, expenses, or other specified items

Debt to capital, excluding securitization debt	Total debt divided by total capitalization, excluding securitization debt
FFO
OCF less AFUDC-borrowed funds, working capital items in OCF (receivables, fuel inventory, accounts payable, taxes accrued, interest accrued, and other working capital accounts), and securitization regulatory charges

FFO to debt, excluding securitization debt	12-months rolling FFO as a percentage of end of period total debt excluding securitization debt
FFO to debt, excl. securitization debt, return of unprotected excess ADIT, and severance and retention payments associated with exit of EWC
12-months rolling FFO excluding return of unprotected excess ADIT and severance and retention payments associated with exit of EWC as a percentage of end of period total debt excluding securitization debt

Gross liquidity	Sum of cash and available revolver capacity
Net debt to net capital, excl. securitization debt	Total debt less cash and cash equivalents divided by total capitalization less cash and cash equivalents, excluding securitization debt
Net liquidity	Sum of cash and available revolver capacity less commercial paper borrowing
Net liquidity, including storm escrows	Sum of cash, available revolver capacity, and escrow accounts available for certain storm expenses, less commercial paper borrowing
Parent debt to total debt, excl. securitization debt	Entergy Corp. debt, incl. amounts drawn on credit revolver and commercial paper facilities, as a percent of consolidated total debt, excl. securitization debt

Appendix F-2 explains abbreviations and acronyms used in the quarterly earnings materials.

Appendix F-2: Abbreviations and Acronyms
ADIT
AFUDC
AFUDC –
borrowed funds
ALJ
AMI
ANO
APSC
ARO
bps
CCGT
CCNO
Choctaw
COD
CT
CWIP
DCRF
DOE
DSM
E-AR
E-LA
E-MS
E-NO
E-TX
EBITDA
EEI
EPS
ETR
EWC
FERC
FFO
FIN 48
FRP
GAAP
GCRR
Grand Gulf or GGNS
IIRR-G
Indian Point 2 or IP2
Indian Point 3 or IP3
IPEC

Accumulated deferred income taxes
Allowance for funds used during construction
Allowance for borrowed funds used during construction
Administrative law judge
Advanced metering infrastructure
Units 1 and 2 of Arkansas Nuclear One owned by E-AR (nuclear)
Arkansas Public Service Commission
Asset retirement obligation
Basis points
Combined cycle gas turbine
Council of the City of New Orleans
Choctaw County Generating Station (CCGT)
Commercial operation date
Simple cycle combustion turbine
Construction work in progress
Distribution cost recovery factor
U.S. Department of Energy
Demand side management
Entergy Arkansas, LLC
Entergy Louisiana, LLC
Entergy Mississippi, LLC
Entergy New Orleans, LLC
Entergy Texas, Inc.
Earnings before interest, income taxes, and depreciation and amortization
Edison Electric Institute
Earnings per share
Entergy Corporation
Entergy Wholesale Commodities
Federal Energy Regulatory Commission
Funds from operations
FASB Interpretation No.48, “Accounting for Uncertainty in Income Taxes”
Formula rate plan
U.S. generally accepted accounting principles
Generation Cost Recovery Rider
Unit 1 of Grand Gulf Nuclear Station (nuclear), 90% owned or leased by SERI
Infrastructure investment recovery rider - gas
Indian Point Energy Center Unit 2 (nuclear) (shut down April 30, 2020, sold May 28,2021)
Indian Point Energy Center Unit 3 (nuclear) (shut down April 30, 2021, sold May 28, 2021)
Indian Point Energy Center (nuclear) (sold May 28, 2021)

IRP IRS ISES 2 LCPS LPSC LTM MCPS MISO Moody’s MPSC MTEP Nelson 6 NDT NOPA NOPS NOSS NRC NYSE OCAPS OCF OpCo OPEB Other O&M P&O Palisades PMR PPA PUCT REC RFP ROE ROIC RS Cogen RSP S&P SEC SERI TCRF UPSA WACC WPEC
Integrated resource plan
Internal Revenue Service
Unit 2 of Independence Steam Electric Station (coal)
Lake Charles Power Station (CCGT)
Louisiana Public Service Commission
Last twelve months
Montgomery County Power Station (CCGT)
Midcontinent Independent System Operator, Inc.
Moody’s Investor Service
Mississippi Public Service Commission
MISO Transmission Expansion Plan
Unit 6 of Roy S. Nelson plant (coal)
Nuclear decommissioning trust
IRS Notice of Proposed Adjustment
New Orleans Power Station
New Orleans Solar Station
U.S. Nuclear Regulatory Commission
New York Stock Exchange
Orange County Advanced Power Station
Net cash flow provided by operating activities
Utility operating company
Other post-employment benefits
Other non-fuel operation and maintenance expense
Parent & Other
Palisades Power Plant (nuclear)
Performance Management Rider
Power purchase agreement or purchased power agreement
Public Utility Commission of Texas
Renewable energy credit
Request for proposals
Return on equity
Return on invested capital
RS Cogen facility (CCGT cogeneration)
Rate Stabilization Plan (E-LA Gas)
Standard & Poor’s
U.S. Securities and Exchange Commission
System Energy Resources, Inc.
Transmission cost recovery factor
Unit Power Sales Agreement
Weighted-average cost of capital
Washington Parish Energy Center

G: Other GAAP to Non-GAAP Reconciliations
Appendix G-1, Appendix G-2, and Appendix G-3 provide reconciliations of various non-GAAP financial measures disclosed in this news release to their most comparable GAAP measure.

Appendix G-1: Reconciliation of GAAP to Non-GAAP Financial Measures - ROIC, ROE
(LTM $ in millions except where noted)		Third Quarter
		2021	2020
As-reported net income (loss) attributable to Entergy Corporation	(A)	1,248	1,385
Preferred dividends		18	18
Tax-effected interest expense		609	582
As-reported net income (loss) attributable to Entergy Corporation adjusted for preferred dividends and tax-effected interest expense	(B)	1,875	1,985

Adjustments	(C)	45	252

EWC preferred dividends and tax-effected interest expense included in adjustments		15	20

Total adjustments, excluding EWC preferred dividends and tax-effected interest expense (non-GAAP)	(D)	60	272

Adjusted earnings (non-GAAP)	(A-C)	1,202	1,134
Adjusted earnings, excluding preferred dividends and tax- effected interest expense (non-GAAP)	(B-D)	1,815	1,713

Average invested capital (average of beginning and ending balances)	(E)	35,178	31,442

Average common equity (average of beginning and ending balances)	(F)	11,012	10,403

As-reported ROIC	(B/E)	5.3%	6.3%
Adjusted ROIC (non-GAAP)	[(B-D)/E]	5.2%	5.4%
As-reported ROE	(A/F)	11.3%	13.3%
Adjusted ROE (non-GAAP)	[(A-C)/F]	10.9%	10.9%
Calculations may differ due to rounding

Appendix G-2: Reconciliation of GAAP to Non-GAAP Financial Measures – Debt ratios excluding securitization debt; gross liquidity; net liquidity; net liquidity, including storm escrows
($ in millions except where noted)		Third Quarter
		2021	2020
Total debt	(A)	25,695	22,127
Less securitization debt	(B)	90	209
Total debt, excluding securitization debt	(C)	25,606	21,918
Less cash and cash equivalents	(D)	1,000	1,240
Net debt, excluding securitization debt	(E)	24,605	20,678

Commercial paper	(F)	1,006	1,398

Total capitalization	(G)	37,202	33,153
Less securitization debt	(B)	90	209
Total capitalization, excluding securitization debt	(H)	37,112	32,944
Less cash and cash equivalents	(D)	1,000	1,240
Net capital, excluding securitization debt	(I)	36,112	31,704

Debt to capital	(A/G)	69.1%	66.7%
Debt to capital, excluding securitization debt (non-GAAP)	(C/H)	69.0%	66.5%
Net debt to net capital, excluding securitization debt (non-GAAP)	(E/I)	68.1%	65.2%

Available revolver capacity	(J)	3,925	4,125

Storm escrows	(K)	33	373

Gross liquidity (non-GAAP)	(D+J)	4,925	5,364
Net liquidity (non-GAAP)	(D+J-F)	3,919	3,966
Net liquidity, including storm escrows (non-GAAP)	(D+J-F+K)	3,952	4,339

Entergy Corporation notes:
Due July 2022		650	650
Due September 2025		800	800
Due September 2026		750	750
Due June 2028		650	—
Due June 2030		600	600
Due June 2031		650	—
Due June 2050		600	600
Total Entergy Corporation notes	(L)	4,700	3,400
Revolver draw	(M)	325	150
Unamortized debt issuance costs and discounts	(N)	(51)	(40)
Total parent debt	(F+L+M+N)	5,981	4,909

Parent debt to total debt, excluding securitization debt (non-GAAP)	[(F+L+M+N)/C]	23.4%	22.4%

Calculations may differ due to rounding

Appendix G-3: Reconciliation of GAAP to Non-GAAP Financial Measures – FFO to debt, excluding securitization debt; FFO to debt, excluding securitization debt, return of unprotected excess ADIT, and severance and retention payments associated with exit of EWC

($ in millions except where noted)		Third Quarter
		2021	2020
Total debt	(A)	25,695	22,127
Less securitization debt	(B)	90	209
Total debt, excluding securitization debt	(C)	25,606	21,918

Net cash flow provided by operating activities, LTM	(D)	2,331	3,069

AFUDC – borrowed funds, LTM	(E)	(34)	(55)

Working capital items in net cash flow provided by operating activities, LTM:
Receivables		(183)	(71)
Fuel inventory		20	(14)
Accounts payable		326	277
Taxes accrued		20	188
Interest accrued		26	14
Other working capital accounts		(124)	(98)
Securitization regulatory charges, LTM		98	125
Total	(F)	184	421

FFO, LTM (non-GAAP)	(G)=(D+E-F)	2,113	2,594

FFO to debt, excluding securitization debt (non-GAAP)	(G/C)	8.3%	11.8%

Estimated return of unprotected excess ADIT, LTM	(H)	85	119
Severance and retention payments associated with exit of EWC, LTM pre-tax	(I)	158	17

FFO to debt, excluding securitization debt, return of unprotected excess ADIT, and severance and retention payments associated with exit of EWC (non-GAAP)	[(G+H+I)/(C)]	9.2%	12.5%

Calculations may differ due to rounding

Financial Statements

Entergy Corporation
Consolidating Balance Sheet
September 30, 2021
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated
ASSETS

CURRENT ASSETS

Cash and cash equivalents:
Cash	$40,075	$4,002	$138	$44,215
Temporary cash investments	582,043	180,186	193,592	955,821
Total cash and cash equivalents	622,118	184,188	193,730	1,000,036
Notes receivable	—	(75,000)	75,000	—
Accounts receivable:
Customer	942,659	—	39,337	981,996
Allowance for doubtful accounts	(96,087)	—	—	(96,087)
Associated companies	7,635	(10,082)	2,447	—
Other	148,089	35	11,128	159,252
Accrued unbilled revenues	485,648	—	—	485,648
Total accounts receivable	1,487,944	(10,047)	52,912	1,530,809
Deferred fuel costs	209,853	—	—	209,853
Fuel inventory - at average cost	121,966	—	4,017	125,983
Materials and supplies - at average cost	1,014,339	—	17,921	1,032,260
Deferred nuclear refueling outage costs	110,819	—	29,823	140,642
Prepayments and other	198,706	(15,792)	10,170	193,084
TOTAL	3,765,745	83,349	383,573	4,232,667

OTHER PROPERTY AND INVESTMENTS

Investment in affiliates	1,456,358	(1,456,444)	22,066	21,980
Decommissioning trust funds	4,674,054	—	561,442	5,235,496
Non-utility property - at cost (less accumulated depreciation)	339,413	(13)	13,306	352,706
Other	80,452	12,703	8,585	101,740
TOTAL	6,550,277	(1,443,754)	605,399	5,711,922

PROPERTY, PLANT, AND EQUIPMENT

Electric	61,124,150	10,737	474,073	61,608,960
Natural gas	642,708	—	—	642,708
Construction work in progress	2,907,923	352	4,104	2,912,379
Nuclear fuel	510,019	—	24,150	534,169
TOTAL PROPERTY, PLANT, AND EQUIPMENT	65,184,800	11,089	502,327	65,698,216
Less - accumulated depreciation and amortization	24,095,409	5,477	408,355	24,509,241
PROPERTY, PLANT, AND EQUIPMENT - NET	41,089,391	5,612	93,972	41,188,975

DEFERRED DEBITS AND OTHER ASSETS

Regulatory assets:
Other regulatory assets	6,707,721	—	—	6,707,721
Deferred fuel costs	240,820	—	—	240,820
Goodwill	374,099	—	3,073	377,172
Accumulated deferred income taxes	54,884	60	3,125	58,069
Other	165,073	12,022	149,058	326,153
TOTAL	7,542,597	12,082	155,256	7,709,935

TOTAL ASSETS	$58,948,010	($1,342,711)	$1,238,200	$58,843,499

*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Balance Sheet
September 30, 2021
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES

Currently maturing long-term debt	$120,329	$650,000	$—	$770,329
Notes payable and commercial paper:
Other	—	1,006,321	—	1,006,321
Account payable:
Associated companies	41,651	(42,519)	868	—
Other	3,387,440	259	64,518	3,452,217
Customer deposits	390,423	—	—	390,423
Taxes accrued	461,058	23,377	(23,813)	460,622
Interest accrued	195,107	35,499	498	231,104
Deferred fuel costs	2,150	—	—	2,150
Pension and other postretirement liabilities	54,014	—	13,347	67,361
Current portion of unprotected excess accumulated deferred
income taxes	69,768	—	—	69,768
Other	175,143	1,899	17,563	194,605
TOTAL	4,897,083	1,674,836	72,981	6,644,900

NON-CURRENT LIABILITIES

Accumulated deferred income taxes and taxes accrued	5,573,341	(450,194)	(568,028)	4,555,119
Accumulated deferred investment tax credits	213,768	—	—	213,768
Regulatory liability for income taxes - net	1,396,385	—	—	1,396,385
Other regulatory liabilities	2,560,439	—	—	2,560,439
Decommissioning and retirement cost liabilities	4,025,178	—	671,380	4,696,558
Accumulated provisions	169,959	—	299	170,258
Pension and other postretirement liabilities	1,918,748	—	506,691	2,425,439
Long-term debt	19,383,367	4,324,308	139,000	23,846,675
Other	1,209,387	(448,404)	66,041	827,024
TOTAL	36,450,572	3,425,710	815,383	40,691,665

Subsidiaries' preferred stock without sinking fund	195,161	—	24,249	219,410

EQUITY

Preferred stock, no par value, authorized 1,000,000 shares;
issued shares in 2021 - none	—	—	—	—
Common stock, $.01 par value, authorized 499,000,000 shares;
issued 270,300,648 shares in 2021	2,323,748	(2,522,148)	201,103	2,703
Paid-in capital	4,448,516	1,089,457	1,039,879	6,577,852
Retained earnings	10,797,251	(89,929)	(522,677)	10,184,645
Accumulated other comprehensive loss	(79,321)	—	(392,718)	(472,039)
Less - treasury stock, at cost (69,325,211 shares in 2021)	120,000	4,920,637	—	5,040,637
TOTAL COMMON SHAREHOLDERS' EQUITY	17,370,194	(6,443,257)	325,587	11,252,524
Subsidiaries' preferred stock without sinking fund	35,000	—	—	35,000
TOTAL	17,405,194	(6,443,257)	325,587	11,287,524

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$58,948,010	($1,342,711)	$1,238,200	$58,843,499
*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Balance Sheet
December 31, 2020
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated
ASSETS

CURRENT ASSETS
Cash and cash equivalents:
Cash	$85,219	$42,388	$1,244	$128,851
Temporary cash investments	1,440,796	13,648	175,804	1,630,248
Total cash and cash equivalents	1,526,015	56,036	177,048	1,759,099
Notes receivable	—	(75,000)	75,000	—
Accounts receivable:
Customer	781,272	—	52,206	833,478
Allowance for doubtful accounts	(117,794)	—	—	(117,794)
Associated companies	16,999	(19,008)	2,009	—
Other	109,725	—	25,483	135,208
Accrued unbilled revenues	434,835	—	—	434,835
Total accounts receivable	1,225,037	(19,008)	79,698	1,285,727
Deferred fuel costs	4,380	—	—	4,380
Fuel inventory - at average cost	167,117	—	5,817	172,934
Materials and supplies - at average cost	930,895	(2)	31,292	962,185
Deferred nuclear refueling outage costs	115,559	—	63,591	179,150
Prepayments and other	162,405	(16,306)	50,325	196,424
TOTAL	4,131,408	(54,280)	482,771	4,559,899

OTHER PROPERTY AND INVESTMENTS
Investment in affiliates	1,465,626	(1,465,712)	21,993	21,907
Decommissioning trust funds	4,283,831	—	2,969,384	7,253,215
Non-utility property - at cost (less accumulated depreciation)	329,700	(11)	13,639	343,328
Other	180,971	3,002	8,342	192,315
TOTAL	6,260,128	(1,462,721)	3,013,358	7,810,765

PROPERTY, PLANT, AND EQUIPMENT
Electric	58,711,665	10,705	974,073	59,696,443
Natural gas	610,768	—	—	610,768
Construction work in progress	2,006,905	261	4,864	2,012,030
Nuclear fuel	548,178	—	53,103	601,281
TOTAL PROPERTY, PLANT, AND EQUIPMENT	61,877,516	10,966	1,032,040	62,920,522
Less - accumulated depreciation and amortization	23,204,219	4,006	859,520	24,067,745
PROPERTY, PLANT, AND EQUIPMENT - NET	38,673,297	6,960	172,520	38,852,777

DEFERRED DEBITS AND OTHER ASSETS
Regulatory assets:
Other regulatory assets	6,076,549	—	—	6,076,549
Deferred fuel costs	240,422	—	—	240,422
Goodwill	374,099	—	3,073	377,172
Accumulated deferred income taxes	72,599	373	3,317	76,289
Other	111,651	8,349	125,339	245,339
TOTAL	6,875,320	8,722	131,729	7,015,771

TOTAL ASSETS	$55,940,153	($1,501,319)	$3,800,378	$58,239,212

*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Balance Sheet
December 31, 2020
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Currently maturing long-term debt	$1,025,015	$—	$139,000	$1,164,015
Notes payable and commercial paper:
Other	—	1,627,489	—	1,627,489
Account payable:
Associated companies	32,247	(42,703)	10,456	—
Other	2,541,702	706	197,029	2,739,437
Customer deposits	401,512	—	—	401,512
Taxes accrued	420,510	(9,028)	29,529	441,011
Interest accrued	177,557	23,708	526	201,791
Deferred fuel costs	153,113	—	—	153,113
Pension and other postretirement liabilities	48,757	—	13,058	61,815
Current portion of unprotected excess accumulated
deferred income taxes	63,683	—	—	63,683
Other	182,095	1,892	22,653	206,640
TOTAL	5,046,191	1,602,064	412,251	7,060,506

NON-CURRENT LIABILITIES
Accumulated deferred income taxes and taxes accrued	5,188,989	(179,493)	(647,724)	4,361,772
Accumulated deferred investment tax credits	212,494	—	—	212,494
Regulatory liability for income taxes - net	1,521,757	—	—	1,521,757
Other regulatory liabilities	2,323,851	—	—	2,323,851
Decommissioning and retirement cost liabilities	3,877,971	—	2,591,481	6,469,452
Accumulated provisions	242,511	—	324	242,835
Pension and other postretirement liabilities	2,224,025	—	628,988	2,853,013
Long-term debt	17,679,206	3,526,555	—	21,205,761
Other	1,200,370	(448,834)	55,683	807,219
TOTAL	34,471,174	2,898,228	2,628,752	39,998,154

Subsidiaries' preferred stock without sinking fund	195,161	—	24,249	219,410

EQUITY
Common stock, $.01 par value, authorized 500,000,000
shares; issued 270,035,180 shares in 2020	1,973,748	(2,172,151)	201,103	2,700
Paid-in capital	4,722,954	651,574	1,175,395	6,549,923
Retained earnings	9,705,837	473,422	(282,077)	9,897,182
Accumulated other comprehensive income (loss)	(89,912)	—	(359,295)	(449,207)
Less - treasury stock, at cost (69,790,346 shares in 2020)	120,000	4,954,456	—	5,074,456
TOTAL COMMON SHAREHOLDERS' EQUITY	16,192,627	(6,001,611)	735,126	10,926,142
Subsidiaries' preferred stock without sinking fund	35,000	—	—	35,000
TOTAL	16,227,627	(6,001,611)	735,126	10,961,142

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$55,940,153	($1,501,319)	$3,800,378	$58,239,212

*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Three Months Ended September 30, 2021
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated

OPERATING REVENUES
Electric	$3,159,986	($17)	$—	$3,159,969
Natural gas	31,254	—	—	31,254
Competitive businesses	—	34	162,275	162,309
Total	3,191,240	17	162,275	3,353,532

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	713,560	(7)	24,232	737,785
Purchased power	289,180	7	22,145	311,332
Nuclear refueling outage expenses	32,006	—	11,303	43,309
Other operation and maintenance	643,942	5,713	50,940	700,595
Asset write-offs, impairments, and related charges	—	—	(139)	(139)
Decommissioning	46,857	—	13,507	60,364
Taxes other than income taxes	180,060	209	2,078	182,347
Depreciation and amortization	412,308	705	8,732	421,745
Other regulatory charges (credits) - net	68,324	—	—	68,324
Total	2,386,237	6,627	132,798	2,525,662

OPERATING INCOME	805,003	(6,610)	29,477	827,870

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	17,180	—	—	17,180
Interest and investment income	104,946	(32,738)	2,904	75,112
Miscellaneous - net	(20,713)	(1,785)	5,701	(16,797)
Total	101,413	(34,523)	8,605	75,495

INTEREST EXPENSE
Interest expense	179,657	33,773	3,182	216,612
Allowance for borrowed funds used during construction	(7,112)	—	—	(7,112)
Total	172,545	33,773	3,182	209,500

INCOME BEFORE INCOME TAXES	733,871	(74,906)	34,900	693,865

Income taxes	159,472	(10,026)	8,836	158,282

CONSOLIDATED NET INCOME	574,399	(64,880)	26,064	535,583

Preferred dividend requirements of subsidiaries	4,033	—	547	4,580

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$570,366	($64,880)	$25,517	$531,003

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$2.84	($0.33)	$0.13	$2.64
DILUTED	$2.82	($0.32)	$0.13	$2.63

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				200,963,049
DILUTED				202,003,329
*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Three Months Ended September 30, 2020
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated

OPERATING REVENUES
Electric	$2,666,829	($24)	$—	$2,666,805
Natural gas	22,357	—	—	22,357
Competitive businesses	—	35	214,371	214,406
Total	2,689,186	11	214,371	2,903,568

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	407,513	(14)	14,169	421,668
Purchased power	236,254	14	28,656	264,924
Nuclear refueling outage expenses	33,749	—	10,635	44,384
Other operation and maintenance	632,284	5,365	113,688	751,337
Asset write-offs, impairments and related charges	—	—	4,461	4,461
Decommissioning	44,500	—	50,655	95,155
Taxes other than income taxes	161,283	231	9,911	171,425
Depreciation and amortization	380,219	692	20,667	401,578
Other regulatory charges (credits) - net	(29,380)	—	—	(29,380)
Total	1,866,422	6,288	252,842	2,125,552

OPERATING INCOME	822,764	(6,277)	(38,471)	778,016

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	24,915	—	—	24,915
Interest and investment income	65,223	(32,730)	95,364	127,857
Miscellaneous - net	(48,920)	(1,502)	(8,492)	(58,914)
Total	41,218	(34,232)	86,872	93,858

INTEREST EXPENSE
Interest expense	175,857	26,647	5,307	207,811
Allowance for borrowed funds used during construction	(11,080)	—	—	(11,080)
Total	164,777	26,647	5,307	196,731

INCOME BEFORE INCOME TAXES	699,205	(67,156)	43,094	675,143

Income taxes	143,622	(6,499)	12,321	149,444

CONSOLIDATED NET INCOME	555,583	(60,657)	30,773	525,699

Preferred dividend requirements of subsidiaries	4,033	—	547	4,580

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$551,550	($60,657)	$30,226	$521,119

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$2.75	($0.30)	$0.15	$2.60
DILUTED	$2.74	($0.30)	$0.15	$2.59

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				200,220,018
DILUTED				201,115,768
*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Nine Months Ended September 30, 2021
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated

OPERATING REVENUES
Electric	$8,339,821	($57)	$—	$8,339,764
Natural gas	121,420	—	—	121,420
Competitive businesses	—	106	559,150	559,256
Total	8,461,241	49	559,150	9,020,440

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	1,802,069	(28)	62,975	1,865,016
Purchased power	885,705	28	57,705	943,438
Nuclear refueling outage expenses	97,172	—	33,575	130,747
Other operation and maintenance	1,937,548	17,747	233,203	2,188,498
Asset write-offs, impairments, and related charges	—	—	345,226	345,226
Decommissioning	138,777	—	106,428	245,205
Taxes other than income taxes	479,630	797	14,533	494,960
Depreciation and amortization	1,220,090	2,008	35,711	1,257,809
Other regulatory charges (credits) - net	45,464	—	—	45,464
Total	6,606,455	20,552	889,356	7,516,363

OPERATING INCOME	1,854,786	(20,503)	(330,206)	1,504,077

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	48,629	—	—	48,629
Interest and investment income	287,576	(98,207)	100,388	289,757
Miscellaneous - net	(118,512)	(5,544)	(16,515)	(140,571)
Total	217,693	(103,751)	83,873	197,815

INTEREST EXPENSE
Interest expense	537,068	94,345	11,426	642,839
Allowance for borrowed funds used during construction	(20,088)	—	—	(20,088)
Total	516,980	94,345	11,426	622,751

INCOME BEFORE INCOME TAXES	1,555,499	(218,599)	(257,759)	1,079,141

Income taxes	290,566	(37,459)	(47,299)	205,808

CONSOLIDATED NET INCOME	1,264,933	(181,140)	(210,460)	873,333

Preferred dividend requirements of subsidiaries	12,098	—	1,641	13,739

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$1,252,835	($181,140)	($212,101)	$859,594

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$6.24	($0.90)	($1.06)	$4.28
DILUTED	$6.21	($0.90)	($1.05)	$4.26

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				200,756,267
DILUTED				201,568,508
*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Nine Months Ended September 30, 2020
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated

OPERATING REVENUES
Electric	$6,908,047	($48)	$—	$6,907,999
Natural gas	88,829	—	—	88,829
Competitive businesses	—	77	746,629	746,706
Total	6,996,876	29	746,629	7,743,534

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	1,108,659	(25)	51,442	1,160,076
Purchased power	644,296	25	49,178	693,499
Nuclear refueling outage expenses	104,769	—	34,727	139,496
Other operation and maintenance	1,787,090	17,599	384,992	2,189,681
Asset write-offs, impairments and related charges	—	—	16,332	16,332
Decommissioning	131,862	—	152,389	284,251
Taxes other than income taxes	455,453	557	44,354	500,364
Depreciation and amortization	1,122,045	2,178	80,834	1,205,057
Other regulatory charges (credits) - net	(62,306)	—	—	(62,306)
Total	5,291,868	20,334	814,248	6,126,450

OPERATING INCOME	1,705,008	(20,305)	(67,619)	1,617,084

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	89,238	—	—	89,238
Interest and investment income	173,716	(108,101)	130,211	195,826
Miscellaneous - net	(89,967)	(5,823)	(33,355)	(129,145)
Total	172,987	(113,924)	96,856	155,919

INTEREST EXPENSE
Interest expense	523,946	88,788	17,465	630,199
Allowance for borrowed funds used during construction	(38,667)	—	—	(38,667)
Total	485,279	88,788	17,465	591,532

INCOME BEFORE INCOME TAXES	1,392,716	(223,017)	11,772	1,181,471

Income taxes	164,383	(3,266)	6,249	167,366

CONSOLIDATED NET INCOME	1,228,333	(219,751)	5,523	1,014,105

Preferred dividend requirements of subsidiaries	12,098	—	1,641	13,739

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$1,216,235	($219,751)	$3,882	$1,000,366

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$6.08	($1.10)	$0.02	$5.00
DILUTED	$6.05	($1.09)	$0.02	$4.98

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				200,063,256
DILUTED				200,957,465
*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Twelve Months Ended September 30, 2021
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated

OPERATING REVENUES
Electric	$10,478,479	($72)	$—	$10,478,407
Natural gas	156,599	—	—	156,599
Competitive businesses	—	145	755,391	755,536
Total	10,635,078	73	755,391	11,390,542

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	2,190,493	(28)	78,846	2,269,311
Purchased power	1,078,098	28	76,081	1,154,207
Nuclear refueling outage expenses	131,182	—	44,226	175,408
Other operation and maintenance	2,628,480	25,051	347,912	3,001,443
Asset write-offs, impairments and related charges	—	—	355,517	355,517
Decommissioning	183,855	—	158,960	342,815
Taxes other than income taxes	622,731	1,212	23,492	647,435
Depreciation and amortization	1,606,242	2,666	56,930	1,665,838
Other regulatory charges (credits) - net	122,379	—	—	122,379
Total	8,563,460	28,929	1,141,964	9,734,353

OPERATING INCOME	2,071,618	(28,856)	(386,573)	1,656,189

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	78,821	—	—	78,821
Interest and investment income	412,864	(130,486)	204,370	486,748
Miscellaneous - net	(185,925)	(7,373)	(28,761)	(222,059)
Total	305,760	(137,859)	175,609	343,510

INTEREST EXPENSE
Interest expense	714,291	119,937	16,392	850,620
Allowance for borrowed funds used during construction	(33,739)	—	—	(33,739)
Total	680,552	119,937	16,392	816,881

INCOME BEFORE INCOME TAXES	1,696,826	(286,652)	(227,356)	1,182,818

Income taxes	(156,128)	21,675	51,390	(83,063)

CONSOLIDATED NET INCOME	1,852,954	(308,327)	(278,746)	1,265,881

Preferred dividend requirements of subsidiaries	16,131	—	2,188	18,319

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$1,836,823	($308,327)	($280,934)	$1,247,562

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$9.16	($1.54)	($1.40)	$6.22
DILUTED	$9.11	($1.53)	($1.39)	$6.19

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				200,625,399
DILUTED				201,527,610
*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Twelve Months Ended September 30, 2020
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated

OPERATING REVENUES
Electric	$9,058,354	($59)	$—	$9,058,295
Natural gas	129,866	—	—	129,866
Competitive businesses	—	89	1,017,591	1,017,680
Total	9,188,220	30	1,017,591	10,205,841

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	1,573,895	(35)	73,262	1,647,122
Purchased power	825,474	35	59,143	884,652
Nuclear refueling outage expenses	144,023	—	46,953	190,976
Other operation and maintenance	2,455,239	26,269	549,938	3,031,446
Asset write-offs, impairments and related charges	—	—	17,876	17,876
Decommissioning	174,706	—	201,789	376,495
Taxes other than income taxes	596,895	519	58,981	656,395
Depreciation and amortization	1,466,882	2,944	115,257	1,585,083
Other regulatory charges (credits) - net	(49,828)	—	—	(49,828)
Total	7,187,286	29,732	1,123,199	8,340,217

OPERATING INCOME	2,000,934	(29,702)	(105,608)	1,865,624

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	125,666	—	—	125,666
Interest and investment income	254,520	(146,719)	229,274	337,075
Miscellaneous - net	(138,315)	(24,380)	(58,376)	(221,071)
Total	241,871	(171,099)	170,898	241,670

INTEREST EXPENSE
Interest expense	691,550	119,613	22,902	834,065
Allowance for borrowed funds used during construction	(54,591)	—	—	(54,591)
Total	636,959	119,613	22,902	779,474

INCOME BEFORE INCOME TAXES	1,605,846	(320,414)	42,388	1,327,820

Income taxes	102,733	2,186	(180,809)	(75,890)

CONSOLIDATED NET INCOME	1,503,113	(322,600)	223,197	1,403,710

Preferred dividend requirements of subsidiaries	16,131	—	2,188	18,319

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$1,486,982	($322,600)	$221,009	$1,385,391

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$7.44	($1.61)	$1.11	$6.93
DILUTED	$7.40	($1.61)	$1.10	$6.90

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				199,823,825
DILUTED				200,910,211
*Totals may not foot due to rounding.

Entergy Corporation
Consolidated Cash Flow Statement
Three Months Ended September 30, 2021 vs. 2020
(Dollars in thousands)
(Unaudited)
	2021	2020	Variance

OPERATING ACTIVITIES
Consolidated net income	$535,583	$525,699	$9,884
Adjustments to reconcile consolidated net income to net cash flow provided by operating activities:
Depreciation, amortization, and decommissioning, including nuclear fuel amortization	546,029	563,693	(17,664)
Deferred income taxes, investment tax credits, and non-current taxes accrued	164,919	252,394	(87,475)
Asset write-offs, impairments and related charges	(139)	4,382	(4,521)
Changes in working capital:
Receivables	(90,805)	(170,000)	79,195
Fuel inventory	30,233	19,289	10,944
Accounts payable	493,943	213,137	280,806
Taxes accrued	89,322	162,300	(72,978)
Interest accrued	29,475	6,678	22,797
Deferred fuel costs	(70,717)	(81,460)	10,743
Other working capital accounts	(8,017)	(50,549)	42,532
Changes in provisions for estimated losses	(18,299)	(61)	(18,238)
Changes in other regulatory assets	(724,948)	(205,143)	(519,805)
Changes in other regulatory liabilities	(53,631)	125,787	(179,418)
Changes in pension and other postretirement liabilities	(162,435)	(92,920)	(69,515)
Other	503,923	(351,367)	855,290
Net cash flow provided by operating activities	1,264,436	921,859	342,577
INVESTING ACTIVITIES
Construction/capital expenditures	(1,042,256)	(990,265)	(51,991)
Allowance for equity funds used during construction	17,180	24,914	(7,734)
Nuclear fuel purchases	(53,748)	(63,793)	10,045
Net proceeds from sale of assets	(5,000)	—	(5,000)
Changes in securitization account	4,177	(11,734)	15,911
Payments to storm reserve escrow account	(6)	(279)	273
Receipts from storm reserve escrow account	38,900	58	38,842
Increase in other investments	(6,514)	(12,083)	5,569
Litigation proceeds for reimbursement of spent nuclear fuel storage costs	33,501	—	33,501
Proceeds from nuclear decommissioning trust fund sales	637,660	347,944	289,716
Investment in nuclear decommissioning trust funds	(659,644)	(352,451)	(307,193)
Net cash flow used in investing activities	(1,035,750)	(1,057,689)	21,939
FINANCING ACTIVITIES
Proceeds from the issuance of:
Long-term debt	1,260,822	2,969,597	(1,708,775)
Treasury stock	1,574	31	1,543
Retirement of long-term debt	(1,146,225)	(1,793,308)	647,083
Changes in credit borrowings and commercial paper - net	140,076	(548,014)	688,090
Other	23,709	2,507	21,202
Dividends paid:
Common stock	(190,907)	(186,207)	(4,700)
Preferred stock	(4,580)	(4,580)	—
Net cash flow provided by financing activities	84,469	440,026	(355,557)
Net increase in cash and cash equivalents	313,155	304,196	8,959
Cash and cash equivalents at beginning of period	686,881	935,468	(248,587)
Cash and cash equivalents at end of period	$1,000,036	$1,239,664	($239,628)

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest - net of amount capitalized	$162,280	$194,435	($32,155)
Income taxes	$1,966	$7,523	($5,557)

Entergy Corporation
Consolidated Cash Flow Statement
Nine Months Ended September 30, 2021 vs. 2020
(Dollars in thousands)
(Unaudited)
	2021	2020	Variance

OPERATING ACTIVITIES
Consolidated net income	$873,333	$1,014,105	($140,772)
Adjustments to reconcile consolidated net income to net cash flow provided by operating activities:
Depreciation, amortization, and decommissioning, including nuclear fuel amortization	1,696,323	1,694,904	1,419
Deferred income taxes, investment tax credits, and non-current taxes accrued	280,193	320,726	(40,533)
Asset write-offs, impairments and related charges	345,200	16,117	329,083
Changes in working capital:
Receivables	(245,082)	(200,990)	(44,092)
Fuel inventory	46,951	(608)	47,559
Accounts payable	362,529	174,083	188,446
Taxes accrued	19,611	206,769	(187,158)
Interest accrued	29,313	10,866	18,447
Deferred fuel costs	(356,833)	(48,162)	(308,671)
Other working capital accounts	(94,791)	(114,492)	19,701
Changes in provisions for estimated losses	(72,577)	(38,029)	(34,548)
Changes in other regulatory assets	(631,172)	(130,533)	(500,639)
Changes in other regulatory liabilities	117,301	(38,371)	155,672
Changes in pension and other postretirement liabilities	(422,028)	(270,144)	(151,884)
Other	62,712	(226,075)	288,787
Net cash flow provided by operating activities	2,010,983	2,370,166	(359,183)
INVESTING ACTIVITIES
Construction/capital expenditures	(3,925,632)	(3,175,559)	(750,073)
Allowance for equity funds used during construction	48,629	89,238	(40,609)
Nuclear fuel purchases	(127,606)	(177,385)	49,779
Payment for purchase of plant or assets	(36,534)	(24,633)	(11,901)
Net proceeds from sale of assets	17,421	—	17,421
Changes in securitization account	13,862	791	13,071
Payments to storm reserve escrow account	(23)	(2,244)	2,221
Receipts from storm reserve escrow account	83,105	40,647	42,458
Decrease (increase) in other investments	4,239	(9,821)	14,060
Litigation proceeds for reimbursement of spent nuclear fuel storage costs	49,236	67,252	(18,016)
Proceeds from nuclear decommissioning trust fund sales	4,475,142	1,597,492	2,877,650
Investment in nuclear decommissioning trust funds	(4,463,814)	(1,661,660)	(2,802,154)
Net cash flow used in investing activities	(3,861,975)	(3,255,882)	(606,093)
FINANCING ACTIVITIES
Proceeds from the issuance of:
Long-term debt	6,269,152	8,170,607	(1,901,455)
Treasury stock	5,613	41,784	(36,171)
Common stock	26,817	—	26,817
Retirement of long-term debt	(4,046,791)	(5,386,227)	1,339,436
Changes in credit borrowings and commercial paper - net	(621,168)	(548,522)	(72,646)
Other	44,176	(5,941)	50,117
Dividends paid:
Common stock	(572,131)	(558,121)	(14,010)
Preferred stock	(13,739)	(13,922)	183
Net cash flow provided by financing activities	1,091,929	1,699,658	(607,729)
Net increase (decrease) in cash and cash equivalents	(759,063)	813,942	(1,573,005)
Cash and cash equivalents at beginning of period	1,759,099	425,722	1,333,377
Cash and cash equivalents at end of period	$1,000,036	$1,239,664	($239,628)

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid (received) during the period for:
Interest - net of amount capitalized	$590,581	$599,683	($9,102)
Income taxes	$29,454	($2,484)	$31,938

Entergy Corporation
Consolidated Cash Flow Statement
Twelve Months Ended September 30, 2021 vs. 2020
(Dollars in thousands)
(Unaudited)
	2021	2020	Variance

OPERATING ACTIVITIES
Consolidated net income	$1,265,881	$1,403,710	($137,829)
Adjustments to reconcile consolidated net income to net cash flow provided by operating activities:
Depreciation, amortization, and decommissioning, including nuclear fuel amortization	2,259,169	2,242,540	16,629
Deferred income taxes, investment tax credits, and non-current taxes accrued	(171,648)	140,953	(312,601)
Asset write-offs, impairments and related charges	355,462	17,620	337,842
Changes in working capital:
Receivables	(183,388)	(71,212)	(112,176)
Fuel inventory	20,101	(14,382)	34,483
Accounts payable	325,903	277,431	48,472
Taxes accrued	20,398	188,405	(168,007)
Interest accrued	26,109	14,117	11,992
Deferred fuel costs	(358,155)	33,665	(391,820)
Other working capital accounts	(123,750)	(98,368)	(25,382)
Changes in provisions for estimated losses	(325,741)	(32,229)	(293,512)
Changes in other regulatory assets	(1,285,133)	(583,231)	(701,902)
Changes in other regulatory liabilities	394,341	(34,037)	428,378
Changes in pension and other postretirement liabilities	(101,505)	49,024	(150,529)
Other	212,639	(465,160)	677,799
Net cash flow provided by operating activities	2,330,683	3,068,846	(738,163)
INVESTING ACTIVITIES
Construction/capital expenditures	(5,444,149)	(4,293,500)	(1,150,649)
Allowance for equity funds used during construction	78,821	125,233	(46,412)
Nuclear fuel purchases	(165,885)	(250,575)	84,690
Payment for purchase of plant or assets	(259,022)	(330,105)	71,083
Net proceeds from sale of assets	17,421	9,131	8,290
Changes in securitization account	18,170	8,302	9,868
Payments to storm reserve escrow account	(52)	(4,098)	4,046
Receipts from storm reserve escrow account	340,046	40,647	299,399
Decrease (increase) in other investments	1,305	(9,872)	11,177
Litigation proceeds for reimbursement of spent nuclear fuel storage costs	54,695	67,252	(12,557)
Proceeds from nuclear decommissioning trust fund sales	5,985,462	2,200,227	3,785,235
Investment in nuclear decommissioning trust funds	(6,005,211)	(2,303,840)	(3,701,371)
Net cash flow used in investing activities	(5,378,399)	(4,741,198)	(637,201)
FINANCING ACTIVITIES
Proceeds from the issuance of:
Long-term debt	10,717,746	10,341,432	376,314
Preferred stock of subsidiary	—	(297)	297
Treasury stock	6,429	46,343	(39,914)
Common stock	26,817	—	26,817
Retirement of long-term debt	(6,812,942)	(7,145,893)	332,951
Changes in credit borrowings and commercial paper - net	(391,884)	(519,583)	127,699
Other	42,593	(4,499)	47,092
Dividends paid:
Common stock	(762,352)	(743,286)	(19,066)
Preferred stock	(18,319)	(18,032)	(287)
Net cash flow provided by financing activities	2,808,088	1,956,185	851,903
Net increase (decrease) in cash and cash equivalents	(239,628)	283,833	(523,461)
Cash and cash equivalents at beginning of period	1,239,664	955,831	283,833
Cash and cash equivalents at end of period	$1,000,036	$1,239,664	($239,628)

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid (received) during the period for:
Interest - net of amount capitalized	$794,821	$793,270	$1,551
Income taxes	$710	($34,270)	$34,980